EXHIBIT 10.73



             RECEIVABLES PURCHASE AGREEMENT


                        between


                   IMC-AGRICO COMPANY

                       as Seller


                          and


         IMC-AGRICO RECEIVABLES COMPANY L.L.C.

                      as Purchaser




               Dated as of June 27, 1997




             RECEIVABLES PURCHASE AGREEMENT


          This RECEIVABLES PURCHASE AGREEMENT, dated as of June 27, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between IMC-AGRICO COMPANY, a Delaware general partnership, as seller and collection agent (the "Seller" or the "Collection Agent") and IMC-AGRICO RECEIVABLES COMPANY L.L.C., a Delaware limited liability company, as purchaser (the "Purchaser").


                 W I T N E S S E T H :


          WHEREAS, the Purchaser desires to purchase from time to time certain accounts receivable existing on the Closing Date and generated thereafter in the normal course of the Seller's business;

          WHEREAS, the Seller desires to sell and assign from time to time such certain accounts receivable to the Purchaser upon the terms and conditions hereinafter set forth;

          WHEREAS, the Collection Agent has agreed to service the ac counts receivable sold to the Purchaser by the Seller hereunder;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:


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                       ARTICLE I

                      DEFINITIONS

          SECTION 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Transfer Agreement, and shall include in the singular number the plural and in the plural number the singular:

          "Advance" shall have the meaning specified in Section 3.2(a).

          "Certificate" shall mean the Purchase Certificate executed by the Seller evidencing the transfer of Receivables hereunder.

          "Closing Date" shall mean June 30, 1997.

          "Company" shall mean Enterprise Funding Corporation, a
Delaware corporation, as purchaser under the Transfer Agreement.

          "Cut-Off Date" shall mean June 27, 1997.

          "Eligible Receivable" shall have the meaning specified in the Transfer Agreement.

          "Event of Bankruptcy" shall have the meaning specified in the Transfer Agreement.

          "Outstanding Balance" shall have the meaning specified in the Transfer Agreement.

          "Purchase Date" shall have the meaning assigned in Section 3.2(b) hereof.

          "Purchase Discount" shall mean .65% or such other Purchase Discount as may be agreed upon by the Purchaser and Seller on or prior to the Purchase Date, which Purchase Discount shall be calculated to yield a Purchase Price which approximates the expected present value of the Receivables but allows the Purchaser a reasonable return with re spect to such Purchase. The amount of the Purchase Discount shall include an amount equal to the servicing fee to be paid to the Collection Agent by the Purchaser.

          "Purchase Period" shall mean, with respect to Receivables sold by the Seller to the Purchaser after the Closing Date, the period reported upon in the most recent Investor Report delivered after the Closing Date.

          "Purchase Price" shall have the meaning set forth in Section
3.1 hereof.

          "Purchaser" shall mean IMC-Agrico Receivables Company L.L.C., a Delaware limited liability company, and its successors and permitted assigns.

          "Receivable" shall mean, for purposes of this Agreement, the indebtedness owed to the Seller by any Obligor under a Contract whether constituting an account, chattel paper, instrument or general intangi ble, arising in connection with the sale or lease of merchandise or the rendering of services by the Seller and includes the right to payment of any Finance Charges and other obligations of such Obligor with re spect thereto.

          "Related Security" shall mean, with respect to any Receivable, all of the Seller's right, title and interest in, to and under:

               (i) all of the Seller's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Seller to the relevant
     Obligor gave rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time, if any, pur porting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receiv able;

               (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time sup porting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or other wise;

               (iv)  all Records related to such Receivables; and

               (v)  all Proceeds of any of the foregoing.

          "Relevant UCC" with respect to any state shall mean the Uni form Commercial Code as in effect in such state.

          "Secured Obligations" shall have the meaning set forth in
Section 2.1(d) hereof.

          "Subordinated Note" shall have the meaning specified in
Section 3.2(b).

          "Termination Date" shall have the meaning specified in
Section 8.1.

          "Transfer Agreement" shall mean the Transfer and Administration Agreement, dated as of June 27, 1997, by and among IMC-Agrico Company, individually and as Collection Agent, IMC-Agrico
Receivables Company L.L.C., as Transferor and Enterprise Funding Corpo ration, as such agreement may be amended, modified or supplemented from time to time.

          SECTION  1.2  Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                       ARTICLE II

   PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

          SECTION 2.1. Sale. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, and without recourse except as otherwise provided in Article VI, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receiv ables outstanding on the Closing Date and thereafter owned by the Seller, through any Termination Date (but not thereafter), together with all Related Security and Collections with respect thereto and all proceeds of the foregoing. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or the Contracts related thereto or under any Related Security and instrument relating to the Receivables.

          (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller here under meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

          (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and upon the request of the Purchaser, mark its master data processing records and other documents with a legend describing the purchase by the Purchaser of the Receivables and the subsequent transfer thereof to the Company pursuant to the Transfer Agreement and stating "THE RECEIVABLES IN THESE FILES HAVE BEEN ACQUIRED BY AND CONVEYED TO IMC-AGRICO RECEIVABLES COMPANY L.L.C. (the "L.L.C.") PURSUANT TO THE RECEIVABLES PURCHASE AGREEMENT DATED AS OF JUNE 27, 1997 BETWEEN IMC-AGRICO COMPANY AND THE L.L.C., AND AN INTEREST THEREIN HAS BEEN AS SIGNED BY THE L.L.C. TO ENTERPRISE FUNDING CORPORATION PURSUANT TO THE TRANSFER AND ADMINISTRATION AGREEMENT DATED AS OF JUNE 27, 1997, AS AMENDED FROM TIME TO TIME, AMONG IMC-AGRICO RECEIVABLES COMPANY L.L.C., IMC-AGRICO COMPANY AND ENTERPRISE FUNDING CORPORATION." The Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Receivables by the Seller to the Purchaser pursuant to this Agreement be construed as a "sale of accounts," as such term is used in Article 9 of the Relevant UCC, by the Seller to the Purchaser, which sale is absolute and irrevocable and provides the Purchaser with the full benefits of ownership of such Receivables. Fur ther, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the express intent of the parties, the Receivables are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Rele vant UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables outstanding on the Closing Date and thereafter owned by the Seller, together with all Related Security and Collections with respect thereto and all pro ceeds of the foregoing, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the Receivables created hereby, whether deemed to be an ownership interest as intended by the parties hereto or a security interest to secure the Secured Obligations, would in each such event, be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

          SECTION 2.2. Servicing of Receivables. The servicing, administering and collection of the Receivables shall be conducted by the Seller, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Seller employs in servicing similar receivables for its own account, in accor dance with the Credit and Collection Policy. The Purchaser hereby ap points the Seller as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the related Contracts, the Related Security and the Collections with respect thereto. The Seller shall hold in trust for the Purchaser, in accordance with its inter ests, all Records which evidence or relate to the Receivables, the related Contracts, Related Security, Collections and proceeds with re spect thereto. Notwithstanding anything to the contrary contained here in, from and after the occurrence of a Termination Event (as defined in the Transfer Agreement) or a Collection Agent default under the Trans fer Agreement, the Company shall have the absolute and unlimited right to terminate the Seller's servicing activities described in this Sec tion 2.2. In consideration of the foregoing, the Purchaser agrees to pay the Seller a servicing fee of 0.75% per annum on the aggregate Out standing Balance of Receivables sold, payable monthly, for its perfor mance of the duties and obligations described in this Section 2.2; provided that any such monthly payment shall be reduced by any amounts payable in such month by the Company to the Seller, in its capacity as Collection Agent pursuant to the Transfer Agreement.

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                      (FOR CONSISTENCY PURPOSES)


                      ARTICLE III

         CONSIDERATION AND PAYMENT; RECEIVABLES

          SECTION 3.1. Purchase Price. The Purchase Price for the Receivables and related property conveyed to the Purchaser by the Seller under this Agreement shall be a dollar amount equal to (a) for Receivables transferred by Seller on the date of the Initial Closing Date, the product of (i) the aggregate Outstanding Balance of all Receivables as of the Initial Closing Date, and (ii) one minus the then applicable Purchase Discount, and (b) for Receivables transferred by the Seller on any date thereafter, the product of (i) the aggregate Out standing Balance of the Receivables sold on such date and (ii) one minus the Purchase Discount applicable on the Purchase Date.

          SECTION 3.2. Payment of Purchase Price. (a) The Purchase Price for the Receivables sold on the Closing Date shall be paid (i) by payment of $49,300,000 in immediately available funds, (ii) through an advance under the Subordinated Note (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Advance") in the amount of $19,052,535.46 and (iii) the balance of the Purchase Price shall be deemed paid as a contribution to the capital of the Purchaser by the Seller of Receivables.

          (b) The Purchase Price for the Receivables sold by the Seller on any date after the date hereof (each, a "Purchase Date") shall be paid either (i) in cash or (ii) if Purchaser does not have sufficient cash to pay the Purchase Price, by means of (A) an Advance under the Subordinated Note or (B) with the consent of the Seller, capi tal contributed by the Seller to the Purchaser in the form of a con tribution of the additional Receivables or contribution of cash in the requisite amount or (iii) with the consent of the Seller, any combina tion of the foregoing. Any cash contributions pursuant to the immediately preceding sentence may be paid by a reduction in the Pur chase Price to be paid to the Seller on such date. In the event the Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date and the Seller is not willing to consent to the payment of such insufficiency by means of a capital contribution, such insufficiency shall be evidenced by the making of an Advance on such Purchase Date in an original principal amount equal to such cash short fall owed to the Seller, provided, however that no Advance shall be made if immediately thereafter the Net Worth of the Purchaser would be less than 10% of the Outstanding Balance of all Eligible Receivables as most recently calculated by the Collection Agent at such time. All Ad vances made by the Seller to the Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of the Purchaser, in substantially the form of Exhibit B annexed hereto, delivered and payable to the Seller in a principal amount equal to $50,000,000 (the "Subordinated Note"). The Seller is hereby authorized by the Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of the Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

          (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

               (i) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

               (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR plus one and one-quarter (1.25%) percent as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days and shall be payable monthly.

               (iii) Sole and Exclusive Remedy/Subordination. The Purchaser shall be obligated to repay Advances to the Seller only to the extent of funds available to the Purchaser after making any required payments to the Company under the Transfer Agreement and, to the extent that such payments are insufficient to pay all amounts owing to the Seller under the Subordinated Note, the Seller shall not be entitled to enforce any claim against the Purchaser for payment of such amounts unless and until such date following the Termination Date when the Net Investment has been reduced to zero. The Subordinated Note shall be fully subordinated to any rights of the Company, and its per mitted assigns pursuant to the Transfer Agreement, and shall not evi dence any rights in the Receivables.

               (iv) Offsets, etc. The Purchaser may offset any amount due and owing by the Seller against any amount due and owing by Pur chaser to the Seller under the terms of the Subordinated Note.

          SECTION 3.3.  Daily and Monthly Reports.           (a)   On
each Determination Date, the Seller shall deliver to the Purchaser a report covering the preceding Collection Period, substantially in the form of the Investor Report attached as Exhibit E to the Transfer Agree ment, showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Seller in the preceding Collection Period and (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables as of the last day of such preceding Collection Period.

          (b) The Seller will provide to the Purchaser on each Busi ness Day a report of daily sales and a report of daily cash receipts. Prior to the fifteenth day of each month, the Seller will provide to the Purchaser a report which reconciles Receivables purchased by the Purchaser during the preceding calendar month and cash payments made by the Purchaser to the Seller during such month. If, as a result of the foregoing reconciliation, it is discovered that the Seller retained Collections on any day which it was not otherwise entitled to retain (whether as Purchase Price for Receivables, repayments of principal or payments of interest on the Subordinated Note, servicing compensation, returns of capital or otherwise), the Seller shall pay interest to the Purchaser on the average daily amount of the excess funds so retained by the Seller during the prior month. Such interest shall be payable on the second Business Day following receipt of the reconciliation report and shall accrue at an interest rate equal to that then payable by the Purchaser under the Subordinated Note. Prior to the Termination Date, unless Seller has received notice from the Company that the Purchaser is in default of its payment obligations under the Transfer Agreement, the Seller's interest obligation may be paid by a reduction in the Purchase Price otherwise paid by the Purchaser on such date or by a reduction in amounts otherwise owed by the Purchaser under the Subordinated Note.

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                       ARTICLE IV

             REPRESENTATIONS AND WARRANTIES

          SECTION 4.1. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of the creation of any sale of any interest in Receivables to the Purchaser pursuant to this Agreement that:

          (a) Corporate Existence and Power. The Seller is a general partnership formed and validly existing under the laws of the State of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted where the failure to have such governmental licenses, authorizations, consents and approvals would have a material adverse effect on (i) the Seller's business or properties, (ii) the Seller's ability to perform its obligations hereunder or (iii) the Purchaser's interest in the Receivables.

          (b) Partnership and Governmental Authorization; Contraven tion. The execution, delivery and performance by the Seller of this Agreement are within the Seller's partnership powers, have been duly authorized by all necessary partnership action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the partnership agreement of the Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of the Seller or any of its Subsidiaries (except those created by this Agreement).

          (c) Binding Effect. This Agreement will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bank ruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          (d) Perfection. Immediately preceding the sale of the Re ceivables and related property pursuant to this Agreement, the Seller was the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to the date of each sale of Receivables pursuant to this Agreement, all financing statements and other documents re quired to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e) Accuracy of Information. To the best of its knowledge, all information heretofore furnished by the Seller to the Purchaser, the Administrative Agent or the Company for purposes of or in connec tion with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Seller to the Purchas er, the Administrative Agent and the Company will be, true and accurate in every material respect, on the date such information is stated or certified.

          (f) Tax Status. The Seller has filed all material tax re turns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges on or before the date such taxes were due, taking into account any extension of such due date.

          (g) Action, Suits. Except as set forth in Exhibit H-2 of the Transfer Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Seller, probable of assertion, against the Seller or any Affiliate of the Seller or their respective properties, in or before any court, arbitrator or other body, which question the validity of the transactions contemplated hereby or which, individually or in the aggregate, could be reasonably expected to have a material adverse effect of the Seller's ability to perform its obliga tions under this Agreement.

          (h) Place of Business. The principal place of business and chief executive office of the Seller is located at 2345 Waukegan Road, Suite E-200, Bannockburn, IL 60015, and the offices where the Seller keeps all its Records, are located at the address(es) described on Exhibit C hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action re quired by the terms of this Agreement has been taken and completed.

          (i) Good Title. Upon the sale of the Receivables and relat ed property to the Purchaser pursuant to this Agreement, assuming that the Purchaser takes all action required under this Agreement, the Pur chaser shall acquire a valid and perfected first priority ownership interest in such Receivables and Related Security, which interest, to the extent such interest can be created under Article 9 of the UCC and perfected by the filing of financing statements, constitutes a valid and perfected first priority security interest in each Receivable (and in the Related Security, Collections and Proceeds with respect thereto) that exists on the date of this Agreement and in each Receivable there after owned by the Seller and in the Related Security, Collections and Proceeds with respect thereto until the Termination Date in each case free and clear of any Adverse Claim.

          (j) Tradenames, Etc. As of the date hereof: (i) the Seller's chief executive office is located at the address for notices set forth in Section 9.3; (ii) the Seller has only the subsidiaries and divisions listed on Exhibit D hereto; and (iii) the Seller has, within the last five (5) years, operated only under the tradenames identified in Exhibit D hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit D hereto.

          (k) Nature of Receivables. Each Receivable (x) represented by the Seller to be an Eligible Receivable or (y) included in the calculation of the Net Receivables Balance, in fact satisfies at such time the definition of "Eligible Receivable" set forth in the Transfer Agreement and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

          (l) Amount of Receivables. As of the Cut-Off Date, the aggregate Outstanding Balance of the Receivables in existence was at least $77,556,653.71.

          (m) Credit and Collection Policy. Since February 20, 1997, there have been no material changes in the Credit and Collection
Policy.

          (n) Collections and Servicing. Since February 20, 1997, there has been no material adverse change in the ability of the Seller to service and collect the Receivables.

          (o) Not an Investment Company. The Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provi sions of such Act.

          (p) ERISA. The Seller is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit
Guaranty Corporation on any of the Receivables shall exist.

          (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and for which Lock-Box Agreements have been executed in accor dance with Section 2.8(b) of the Transfer Agreement and delivered to the Collateral Agent). All Obligors have been instructed to make pay ment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

          (r) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

          (s) Preference; Voidability. The Seller warrants that the conveyance of the applicable Receivables and Collections and Related Security to the Purchaser, and each such conveyance, shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such transfer is or may be voidable under any
Section of the Bankruptcy Reform Act of 1978 (11 U.S.C.   101 et
seq.), as amended.

          (t) Use of Proceeds. No proceeds of any purchase hereunder will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, as amended;

          SECTION 4.2. Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On each sale date, the Seller, by ac cepting the proceeds of such sale, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Purchaser, and termina tion of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discovery.



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                       ARTICLE V

                COVENANTS OF THE SELLER

          SECTION 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, for so long as this Agree ment is in effect, and until all Receivables have been sold to the Purchaser pursuant hereto, shall have been paid in full or written-off as uncollectible, and any amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

          (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and conduct its business in sub stantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic partnership in its jurisdiction of formation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (b) Compliance with Laws. The Seller will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

          (c)  Furnishing of Information and Inspection of Records.
The Seller will furnish to the Purchaser from time to time such informa tion with respect to the Receivables as the Purchaser may reasonably re quest, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Seller will at any time and from time to time during regular business hours permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller's perfor mance hereunder with any of the officers, directors, employees or inde pendent public accountants of the Seller having knowledge of such mat ters.

          (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and to permit the periodic identification of adjust ments to each existing Receivable). The Seller will give the Purchaser and the Administrative Agent notice of any material change in the admin istrative and operating procedures of the Seller referred to in the previous sentence.

          (e)  Performance and Compliance with Receivables and
Contracts. The Seller, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receiv ables.

          (f) Credit and Collection Policies. The Seller will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Account.

          (g) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

          (h) Collections Received. The Seller shall hold in trust, and deposit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Seller.

          (i) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

          (j) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that the Seller or any of its Subsidiaries is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Receivables exists.

          (k) The Seller shall provide to the Purchaser all financial statements required by Section 5.l(a)(i) of the Transfer Agreement.

          SECTION 5.2. Negative Covenants of the Seller. During the term of this Agreement, unless the Administrative Agent and the Purchaser shall otherwise consent in writing:

          (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or other wise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any inventory or goods, the sale of which will give rise to a Re ceivable, or any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to re ceive income in respect thereof.

          (b) No Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto, except as provided in Sections 5.2 and 6.2 of the Transfer Agreement.

          (c)  No Change in Business or Credit and
Collection Policy. The Seller will not make any material change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receiv able.

          (d) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C to the Transfer Agreement or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instruc tions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement exe cuted by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

          (e) Deposits to Lock-Box Accounts. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

          (f) Change of Name, Etc. The Seller will not change its name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Seller delivers to the Purchaser and the Collateral Agent (i) such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's interest in the Receivables and (ii) new or revised Lock-Box Agreements which reflect such change and enable the Collateral Agent to exercise its rights under Section 2.8 of the Trans fer Agreement.

          (g) Separate Business. The Seller shall not: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of the Purchaser, (ii) commingle any of its assets or the assets of any of its Affiliates with those of the Purchaser, (iii) pay from its own assets any obligation or indebtedness of any kind incurred by the Purchaser, (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from the Purchaser except pursuant to this Agreement in con nection with the purchase of the Receivables.


          (h) No Mergers, Etc. The Seller will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

          SECTION 5.3. Indemnification. The Seller agrees to indem nify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants con tained herein, or any information certified in any schedule or certificate delivered by the Seller hereunder, being untrue in any material respect at any time. The obligations of the Seller under this
Section 5.3 shall be considered to have been relied upon by the Purchaser and the Company and shall survive the execution, delivery, performance and termination of this Agreement, regardless of any inves tigation made by the Purchaser, the Company or the Administrative Agent or on behalf of any of them.

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                       ARTICLE VI

                 REPURCHASE OBLIGATION

          SECTION 6.1.  Mandatory Repurchase.

          (a) Breach of Warranty. If on any day any Receivable which has been sold by the Seller hereunder and which has been reported by the Seller as an Eligible Receivable, shall fail to meet the conditions set forth in the definition of "Eligible Receivable" (except to the extent such conditions expressly relate to an earlier date or such failure relates to the Obligor becoming subject to an Event of Bankruptcy from and after the date of sale) or for which any representa tion or warranty made herein in respect of such Receivable shall no longer be true, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Balance of such Receivable; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price otherwise paid to the Seller on the next occurring Purchase Date, unless the Seller has received notice from the Company that the Purchaser is required to make a payment in respect of such breach pursuant to the Transfer Agree ment.

          (b) Reconveyance Under Certain Circumstances. The Seller agrees that, with respect to any Receivable sold hereunder, in the event of a breach of any of the representations and warranties set forth in Sections 4.1(d), 4.1(k) or 4.1(i), the Seller shall accept the reconveyance of such Receivable upon receipt by the Seller of notice given in writing by the Purchaser and the Seller's failure to cure such breach within three (3) Business Days of such notice. In the event of a reconveyance under this Section 6.1(b), the Seller shall pay to the Purchaser in immediately available funds on such third day an amount equal to the Outstanding Balance of any such Receivable; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Seller has received notice from the Company that the Purchaser is required to make a payment in respect of such breach pursu ant to the Transfer Agreement.

          SECTION 6.2. Dilutions, Etc. The Seller agrees that if on any day the Outstanding Balance of a Receivable sold by the Seller here under is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) then the Seller shall be deemed to have re ceived on such day a collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Seller has received notice from the Company that the Purchaser is required to make a payment in re spect of such breach pursuant to the Transfer Agreement.

          SECTION 6.3 Repurchases of Phos-Chem Receivables. If, on any day, any Receivable originated by Phosphate Chemical Export Asso ciation, Inc. becomes a Delinquent Receivable or Defaulted Receivable, then the Seller shall, within two (2) Business Days thereafter, repurchase each such Receivable by paying to the Purchaser in immediately available funds on such second Business Day an amount equal to the product of (i) the Outstanding Balance of each such Receivable times (ii) one minus the Purchase Discount then in effect or, if less, the amount owed by the Purchaser to the Company under Section 2.9(d) of the Transfer Agreement.

          SECTION 6.4 No Recourse. Except as otherwise provided in this Article VI, the Purchaser's purchase and the Seller's sale, assignment, transfer and conveyance of the Receivables under this Agree ment shall be without recourse to the Seller.



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                      ARTICLE VII

                  CONDITIONS PRECEDENT

          SECTION 7.1.  Conditions to the Purchaser's Obligations
Regarding Receivables. The obligations of the Purchaser to purchase the Receivables on the Closing date and any Purchase Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Seller con tained in this Agreement shall be true and correct on the Closing Date and on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Clos ing Date, or the Purchase Date, in the case of any Receivables created after the Closing Date;

          (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agree ment;

          (d) The Seller shall have filed or caused to be filed the fi nancing statement(s) required to be filed pursuant to Section 2.1(b);

          (e) All partnership and legal proceedings and all instru ments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of partnership pro ceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

          (f) On the Closing Date, the Seller shall deliver to the Purchaser and the Administrative Agent a Purchaser Certificate as of the Cut-Off Date.
                      ARTICLE VIII

                  TERM AND TERMINATION

          SECTION 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the date following the earliest of (i) the date desig nated by the Purchaser or the Seller as the termination date at any time following thirty (30) day's written notice to the other (with a copy thereof to the Administrative Agent), (ii) the occurrence of the "Termination Date" under the Transfer Agreement, (iii) upon the occur rence of an Event of Bankruptcy with respect to either the Purchaser or the Seller, (iv) the close of business on the third Business Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, or (v) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or re-purchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receiv able sold prior to such termination.

          SECTION 8.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the forego ing, prior to termination, the failure of the Seller to deliver comput er records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.



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                       ARTICLE IX

                MISCELLANEOUS PROVISIONS


          SECTION 9.1. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconvey ance executed in accordance with the provisions hereof shall not be con sidered amendments to this Agreement.

          SECTION 9.2.  GOVERNING LAW; Submission to Jurisdiction.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF ANY SECURITY INTEREST CREATED HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

               (b) The parties hereto hereby submit to the nonexclu sive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.2 shall affect the right of the Purchaser to bring any other action or proceeding against the Seller or its property in the courts of other jurisdictions.

          SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effec tive (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

          (a)  in the case of the Purchaser:

               IMC-AGRICO RECEIVABLES COMPANY L.L.C.
               2345 Waukegan Road
               Suite E-200
               Bannockburn, IL  60015
               Telephone:
               Telecopy:  (847) 607-3529
               Attention:   Vice-President Finance
               Payment Information:
               ABA 071000152
               Account 83666
               Reference IMC-Agrico Receivables Company
                           L.L.C.

          with a copy to:

                         NationsBank, N.A.
               NationsBank Corporate Center
               100 North Tryon Street
               NC1-007-10-07
               Charlotte, NC 28255
               Attention: Michelle M. Heath
                           Structured Finance
               Telephone: (704) 386-7922
               Telecopy:  (704) 388-9169

          (b)  in the case of the Seller:

               IMC-AGRICO COMPANY
               2345 Waukegan Road
               Suite E-200
               Bannockburn, IL  60015
               Telephone: (847) 607-3000
               Telecopy: (847) 607-3529
               Attn: Vice President-Finance
               Payment Information:
               Nationsbank of North Carolina, N.A.

               ABA 071000152
               Account  65595
               Reference  IMC-Agrico Company

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Transaction Document shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 9.5. Assignment. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Transfer Agreement to the Company, and that the Company may assign any or all of its rights to any Liquidity Provid er. The Purchaser hereby notifies (and the Seller hereby acknowledges that) the Purchaser, pursuant to the Transfer Agreement, has assigned its rights hereunder to the Company. All rights of the Purchaser here under may be exercised by the Company, its designees or assignees, to the extent of their respective rights pursuant to such assignments.

          SECTION 9.6. Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

          SECTION 9.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller, the Company or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege pro vided by law.

          SECTION 9.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.9. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Company and any Liquidity Provider is intended by the parties hereto to be a third-party beneficiary of this Agreement.

          SECTION 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 9.11.  Headings.  The headings herein are for
purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 9.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incor porated into this Agreement for all purposes.

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          IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                    IMC-AGRICO COMPANY
                      as Seller

                    By:  IMC-AGRICO MP, INC.,
                      its managing partner


                    By:
                       Name:
                       Title:


                    IMC-AGRICO RECEIVABLES COMPANY L.L.C.,
                      as Purchaser

                    By:  IMC-AGRICO COMPANY,
                      its operating manager


                    By:  IMC-AGRICO MP, INC.
                      its managing partner


                    By:
                       Name:
                       Title:

Acknowledged and agreed as
  of the date first above written:

ENTERPRISE FUNDING CORPORATION


By:_____________________________
   Name:
   Title:

                                                   EXHIBIT A


                  [FORM OF MONTHLY REPORT]
                                                   EXHIBIT B


                 FORM OF SUBORDINATED NOTE


                                          __________________
                                          _________ __, 199_


          FOR VALUE RECEIVED, the undersigned, IMC-Agrico Receivables Company, L.L.C., a Delaware limited liability company (the "Maker"), hereby promises to pay to the order of IMC-AGRICO COMPANY (the "Pay ee"), on _________, ____ or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supple mented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the lesser of the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

          The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement.

          The Maker shall have the right to prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

          This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Transfer Agreement, all upon the terms and conditions therein specified.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                    IMC-AGRICO RECEIVABLES COMPANY L.L.C.

                    By:  IMC-Agrico Company,
                      its Operating Manager


                    By:  IMC-Agrico MP, Inc.,
                      its managing general partner


                    By:
                         Name:
                         Title:
                          Advances and Payments


                Amount of      Payments       Unpaid Principal   Name of Person
Date            Advance    Principal/Interest  Balance of Note   Making Notation
______         $____________
                                                           EXHIBIT C

          LOCATION OF RECORDS, PRINCIPAL PLACE OF BUSINESS, ETC.

1.

2.

                                                             EXHIBIT D

                             TRADENAMES, ETC.

                                   None